UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2023

IVANHOE ELECTRIC INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41436	32-0633823
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

606 – 999 Canada Place Vancouver, BC Canada	V6C 3E1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 689-8765

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on May 15, 2023, Ivanhoe Electric Inc. (the “Company”) entered into a Common Stock Subscription Agreement (the “Agreement”) with Saudi Arabian Mining Company Ma’aden (“Ma’aden”), the largest multi-commodity mining and metals company in the Middle East, pursuant to the Heads of Terms previously disclosed in the Company’s Form 8-K filed on January 11, 2023.

On July 6, 2023, the Company completed the closing of the transactions contemplated by the Agreement (the “Closing”) and entered into the Investor Rights Agreement, the Shareholders’ Agreement and the other instruments contemplated thereby. The descriptions of the Investor Rights Agreement and Shareholders’ Agreement set forth in the Form 8-K filed by the Company on May 15, 2023 are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

At the Closing, the Company issued to Ma’aden an aggregate of 10,269,604 shares of common stock of the Company, constituting 9.9% of the total outstanding number of shares of common stock immediately following closing of the transactions contemplated by the Agreement (the “Purchased Shares”), for gross proceeds of approximately $127.1 million, representing an aggregate purchase price of $12.38 per share.

The Purchased Shares issued with respect to the Closing are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Regulation S promulgated thereunder. In connection with the issuance of the Purchased Shares, Ma’aden represented it is not a “U.S Person” within the meaning of Regulation S under the Securities Act. The Purchased Shares have not been registered under the Securities Act and may not be sold in the United States absent registration or an exemption from registration. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Purchased Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Agreement, at the Closing, the Company and Ma’aden entered into the Investor Rights Agreement (“IRA”), under which, among other things, the Company agreed to appoint a nominee selected by Ma’aden to the Board until the next annual meeting of stockholders of the Company and provide Ma’aden with the continuing right to nominate one director to the Company’s Board of Directors (the “Board”) for so long as Ma’aden owns at least 8% of the outstanding shares of common stock of the Company, subject to certain exceptions.

On July 6, 2023, concurrently with the Closing, the Company appointed Sofia Bianchi to serve on the Board until the next annual meeting of stockholders of the Company. Pursuant to the Agreement, the Company will also enter into a director indemnification agreement with Ms. Bianchi, the form of which is included as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

The foregoing description of the IRA does not purport to be complete and is qualified in its entirety by reference to the text of the IRA, the form of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

A copy of the Company’s press release dated July 6, 2023 announcing the Closing and the appointment of Ms. Bianchi is furnished as Exhibit 99.1 to this Form 8-K.

The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Investor Rights Agreement (included as Schedule 1 of Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 15, 2023)
10.2	Form of Shareholders’ Agreement (included as Schedule 2 of Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 15, 2023)
10.3	Form of Director Indemnification Agreement (included as Schedule 6 of Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 15, 2023)
99.1	Press Release dated July 6, 2023
104	Cover Page Interactive Data File (embedded with the inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVANHOE ELECTRIC INC.

Date: July 6, 2023	By:	/s/ Taylor Melvin
Taylor Melvin
President and Chief Executive Officer

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